EXHIBIT 21

SUBSIDIARIES OF FLOWERS FOODS, INC.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Bailey Street Bakery, LLC	Alabama
Flowers Bakery of Montgomery, LLC	Alabama
Flowers Baking Co. of Birmingham, LLC	Alabama
Flowers Baking Co. of Opelika, LLC	Alabama
Flowers Baking Co. of Tuscaloosa, LLC	Alabama
Fast Food Services, Inc.	Arizona
Holsum Bakery, Inc.	Arizona
Holsum Bakery of Tolleson, LLC	Arizona
Holsum Holdings, LLC.	Arizona
Flowers Bakery of Texarkana, LLC	Arkansas
Flowers Baking Co. of Batesville, LLC	Arkansas
Flowers Baking Co. of Pine Bluff, LLC	Arkansas
Fort Smith Baking Co. LLC	Arkansas
C&G Holdings, Inc.	Delaware
Flowers Bakeries Brands, LLC	Delaware
Flowers Finance, LLC	Delaware
Southern Bakeries, Inc.	Delaware
Flowers Baking Co. of Bradenton, LLC	Florida
Flowers Baking Co. of Florida, LLC	Florida
Flowers Baking Co. of Jacksonville, LLC	Florida
Flowers Baking Co. of Miami, LLC	Florida
Derst Baking Company, LLC	Georgia
Flowers Bakery of Atlanta, LLC	Georgia
Flowers Bakery of Suwanee, LLC	Georgia
Flowers Baking Co. of McDonough, LLC	Georgia
Flowers Baking Co. of Thomasville, LLC	Georgia
Flowers Baking Co. of Tucker, LLC	Georgia
Flowers Baking Co. of Tyler, LLC	Georgia
Flowers Baking Co. of Villa Rica, LLC	Georgia
Flowers Foil Company, LLC	Georgia
Flowers Bakeries, LLC	Georgia
Flowers Foods Specialty Group, LLC	Georgia
Flowers Frozen Desserts, LLC	Georgia
Flowers Frozen Distributors, LLC	Georgia
Flowers Specialty Foodservice Sales, LLC	Georgia
Specialty Blending Co., LLC	Iowa
Flowers Bakery of London, LLC	Kentucky
Flowers Baking Co. of Bardstown, LLC	Kentucky
Flowers Baking Co. of Baton Rouge, LLC	Louisiana
Flowers Baking Co. of Lafayette, LLC	Louisiana
Flowers Baking Co. of New Orleans, LLC	Louisiana
Key Mix, LLC	Maryland

Name of Subsidiary	Jurisdiction of Incorporation or Organization
El Paso Baking Company de Mexico, S.A. de C. V.	Mexico
Flowers Bakery of Winston-Salem, LLC	North Carolina
Flowers Baking Co. of Jamestown, LLC	North Carolina
Flowers Baking Co. of Newton, LLC	North Carolina
Franklin Baking Company, LLC	North Carolina
Tasty Baking Company (f/k/a Compass Merger Sub, Inc.)	Pennsylvania
Tasty Baking Oxford, Inc.	Pennsylvania
TBC Financial Services, Inc.	Pennsylvania
Flowers Specialty Brands, LLC	South Carolina
Flowers Bakery of Cleveland, LLC	Tennessee
Flowers Bakery of Crossville, LLC	Tennessee
Flowers Baking Co. of Memphis, LLC	Tennessee
Flowers Baking Co. of Morristown, LLC	Tennessee
Flowers Baking Co. of Nashville, LLC	Tennessee
Flowers Specialty Snack Sales, Inc.	Tennessee
Austin Baking Co., LLC	Texas
Corpus Christi Baking Co., LLC	Texas
Leeland Baking Co., LLC	Texas
Leo's Foods, Inc.	Texas
Flowers Baking Co. of Denton, LLC	Texas
Flowers Baking Co. of El Paso, LLC	Texas
Flowers Baking Co. of Houston, LLC	Texas
Flowers Baking Co. of San Antonio, LLC	Texas
Flowers Baking Co. of Texas, LLC	Texas
San Antonio Baking Co., LLC	Texas
FBC NVA, LLC	Virginia
Flowers Baking Co. of Lynchburg, LLC	Virginia
Flowers Baking Co. of Norfolk, LLC	Virginia
Flowers Baking Co. of West Virginia, LLC	West Virginia
Storck Baking Company, LLC	West Virginia